UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2015

The Advisory Board Company

(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2445 M Street, NW, Washington, District of Columbia	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-266-5600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 11, 2015, The Advisory Board Company (“we” or the “Company”) issued a news release announcing its financial results for the quarter and nine month transition period ended December 31, 2014. A copy of the Company’s news release is furnished as Exhibit 99.1 to this report.

Introduction of “Adjusted Revenue” as Non-GAAP Financial Measure. In the news release, the Company presents a new financial measure, “adjusted revenue,” which, for the reasons indicated below, has not been prepared in accordance with generally accepted accounting principles (“GAAP”). The references to adjusted revenue for fiscal year 2015 used in the news release refer to revenue before the effect of the fair value adjustment to the acquired deferred revenue of Royall Acquisition Co. in accordance with purchase accounting rules.

Under applicable business combination accounting rules, the Company is required to account for the fair value of deferred revenue that it assumed in connection with its acquisition of Royall Acquisition Co. (“Royall”) in January 2015. The fair value of deferred revenue is required to be calculated based upon the estimated cost of retaining a third-party to provide services under Royall’s contracts, rather than upon the contracted amount under those contracts. Because the fair value is less than the contracted amount, the Company’s GAAP revenue for the one year period subsequent to the acquisition will not reflect the full amount of revenue that would otherwise have been recorded by Royall had it remained an independent company. The adjusted revenue measure that the Company presents in the news release is intended to reflect the full amount that Royall would have recognized as revenue, absent the fair value adjustment.

Our management believes that the use of adjusted revenue will allow for more complete comparisons to the financial results of historical operations and the financial results of peer companies. Adjusting GAAP revenue in the manner described above is useful to management and investors in measuring the ongoing performance of the business, and enhances the ability to understand the company’s operating performance, in the ordinary, ongoing and customary course of our operations. Management expects to use adjusted revenue for internal budgeting and other managerial purposes in part because the measure will enable management to better evaluate projected and historical operating results while isolating the effect of purchase accounting on those results. Our adjusted revenue measure may be calculated differently from similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. Adjusted revenue should be considered by our investors only in addition to revenue as presented in accordance with GAAP.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following document is herewith furnished as an exhibit to this report.

99.1	News release of The Advisory Board Company dated February 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

February 11, 2015	By:	/s/ Michael T. Kirshbaum
		Name:	Michael T. Kirshbaum
		Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	News release of The Advisory Board Company dated February 11, 2015.